UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 6, 2016

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

OSI Systems, Inc. (the “Company”) held its Annual Meeting of Stockholders on December 6, 2016. The results of the proposals voted on by the Company’s stockholders at the Annual Meeting were as follows:

1. Election of Directors

Name	For	Withheld	Broker Non-votes
Deepak Chopra	15,999,126	597,972	1,219,462
Ajay Mehra	15,965,941	631,157	1,219,462
Steven C. Good	15,548,733	1,048,365	1,219,462
Meyer Luskin	15,149,689	1,447,409	1,219,462
William F. Ballhaus	15,899,049	698,049	1,219,462
James B. Hawkins	16,212,632	384,466	1,219,462
Gerald Chizever	15,910,218	686,880	1,219,462

The seven nominees who received the highest number of votes (all of the above individuals) were elected to the Board of Directors and will serve as directors until the Company’s next annual meeting and until their successors are elected and qualified.

2. Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017

For	Against	Abstentions	Broker Non-votes
17,236,190	529,646	50,724	0

The proposal was approved.

3. Approval of the First Amendment to the Amended and Restated OSI Systems, Inc. 2008 Employee Stock Purchase Plan

For	Against	Abstentions	Broker Non-votes
16,571,542	17,037	8,519	1,219,462

The proposal was approved.

4. Advisory vote on the Company’s executive compensation for the fiscal year ended June 30, 2016

For	Against	Abstentions	Broker Non-votes
15,991,544	376,083	229,471	1,219,462

The proposal was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: December 6, 2016

	By:	/S/ VICTOR SZE
Victor Sze
Executive Vice President,
General Counsel, and Secretary

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